Quest Group International, Inc Raises $20 Million, Acquires Extensive New Generation Oncology Portfolio and Announces Three Lead Therapeutic Product Programs

Los Angeles, California, May 18, 2007 — Quest Group International, Inc. (“Quest”) (OTCBB: QSTG) today announced that it entered into a license agreement with Vitae Pharmaceuticals, Inc., a privately held company, (“Vitae”), under which it acquired an extensive portfolio of technology and intellectual property around nuclear receptors with new generation oncology product candidates for blood and solid tumor cancers and cancer supportive care.  Quest also announced the completion of a $20 million private placement and detailed its product development pipeline.

The extensive portfolio of compounds acquired from Vitae includes selective retinoic acid receptor agonists and antagonists and rexinoids, the latter being small molecule synthetic compounds. Quest plans to implement research and development of three lead compounds. Each compound represents a unique chemical structure, unique class of therapy, and unique pharmacological function. The first compound will enter phase 2 study for the treatment of acute leukemia; the second lead compound will be tested for safety in humans followed by efficacy studies in some of the most common cancers, including lung and breast cancer. A novel third program is intended to evaluate and develop a lead compound as therapy to reduce the toxicity of chemotherapy, in particular, diminish the risk of infection as consequence of reduction in white blood cell count. In addition to these three lead compounds Quest has acquired a platform of technology, intellectual property, and a large library of small molecules, that will be used for additional discoveries of novel therapeutics.

Dr. Parkash Gill, who will serve as Quest’s Chairman of the Scientific Board, said, “Quest now represents the single largest concentration of retinoid/rexinoid therapeutics in the world. The company hopes to deliver on the promise of these therapeutics to drive tumor cells towards differentiation and/cell death. This approach may also incorporate rational combination with other therapeutics.”

Dr. Harin Padma-Nathan, who will serve as Quest’s Chief Executive Officer, said, “We are pleased to announce the acquisition of an extensive portfolio of technology and intellectual property around nuclear receptors with new generation product candidates in clinical testing for both blood and solid tumor cancers and cancer supportive care.  Our experience and expertise in R&D and drug development in oncology coupled with our long standing working relationships with the leading cancer centers in the world brings us added confidence to rapidly advance this novel nuclear receptor platform.  In addition, we have secured strong financial backing from institutions that will allow us drive our product development pipeline.”

$20 Million Private Placement

Quest Group International, Inc. raised $20 million dollars in gross proceeds from institutional investors in a private placement of common stock. Hunter World Markets, Inc. of Beverly Hills, California acted as the Company’s sole placement agent. Todd Ficeto, President and Chief Executive Officer of Hunter World Markets, Inc., said, “I am very pleased to be a part of this venture and help provide the resources that enable this group of distinguished scientist with extensive experience in developing some of the biggest pharmaceutical products of the past decade including Viagra and Taxol, to acquire and develop exciting new generation oncology products.”

Management

Dr. Harin Padma-Nathan will serve as Quest’s Chief Executive Officer. He brings over 20 years of experience in clinical research, drug development, and regulatory experience. He has been a Professor of Clinical Urology at the Keck School of Medicine of the University of Southern California, Medical Director of The Male Clinic, and Chief Scientific Officer at Insyght Interactive. Dr. Padma-Nathan has also been involved in numerous clinical research studies and served as the principal investigator for Viagra and was a lead investigator for other therapies in the field of erectile dysfunction. Additionally, his clinical research experience extends to hypertension, BPH, incontinence, coronary artery disease, female sexual dysfunction, and prostate cancer. He is extensively published, including in the New England Journal of Medicine.

Dr. Parkash Gill will serve as Quest’s Chairman of the Scientific Board. He is an internationally recognized authority in cancer and vascular biology, identification and development of therapeutics with application in cancer, diabetic retinopathy, and macular degeneration. He has played a pivotal role in the development of three marketed drugs including Taxol® Paxene® and DaunoXome® and has served on FDA Advisory Committees. He has been a Professor of Medicine (Hematology, Oncology and Pathology) at the Keck School of Medicine of the University of Southern California since July 1999. He has held an endowed chair in Cancer Therapeutic at the same institution since July 2005. He has authored nearly 200 research publications in oncology. Dr Gill has also demonstrated entrepreneur translation of his research into viable companies, most recently, Vasgene Therapeutics.

About Hunter World Markets, Inc. (HWM)

Based in Beverly Hills, California, Hunter World Markets, Inc. (HWM) is a member of NASD and SIPC and offers investment banking, investment advisory and institutional trading to select clients with a diversity of sector and industry experience, particularly in North American and European markets. HWM has equity underwriting capabilities that include capital rising through initial public offerings and private placements. In institutional trading, HWM offers highly individualized trading services to investment advisors, asset mangers, pension funds, insurance companies, hedge funds, banks and other institutional investors, and trades on all major exchanges in North America and Europe through RBC Dain Rauscher Inc.

About Vitae Pharmaceuticals, Inc.

Vitae Pharmaceuticals is an emerging pharmaceutical company dedicated to being a leader in rapidly discovering, developing and commercializing innovative, high value, small molecule medicines, focusing on known biologic targets with significant unmet medical need. Vitae's two lead programs are rapidly advancing in the cardiovascular and diabetes therapeutic areas. Vitae's first and lead program is in renin inhibition for the treatment of hypertension. Vitae and GlaxoSmithKline formed one of 2005's largest preclinical partnerships to continue to advance Vitae’s renin program.

About Quest Group International, Inc.

Quest Group is an emerging pharmaceutical company with a focus on nuclear receptor target therapeutics. Quest is pleased to announce the acquisition of an extensive portfolio of technology and intellectual property around nuclear receptors with new generation product candidates in clinical testing for both blood and solid tumor cancers and cancer supportive care.  This extensive portfolio of compounds includes selective retinoic acid receptor agonists and antagonists and rexinoids, the latter being small molecule synthetic compounds. Quest plans to implement research and development of three lead compounds. Each compound represents a unique chemical structure, unique class of therapy, and unique pharmacological function. The first compound will enter phase 2 study for the treatment of acute leukemia, the second lead compound will be tested for safety in humans followed by efficacy studies in some of the most common cancers, including lung and breast cancer. A novel third program is intended to evaluate and develop a lead compound as therapy to reduce the toxicity of chemotherapy, in particular, to diminish the risk of infection as consequence of reduction in white blood cell count. In addition to these three lead compounds, Quest has acquired a platform of technology, intellectual property, and a large library of small molecules, which will be used for additional discoveries of novel therapeutics. A group of highly talented and experienced scientists in this field will lead the Quest research efforts. The Company has the necessary skills and chemical resources to produce novel therapies for other human diseases such as bone repair and healing, cartilage loss, lipid metabolic defects, and diabetes mellitus.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are predictions by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include the fact that the Company is engaged in early stage research and does not expect to obtain any revenues for several years and other risks as detailed from time to time in the Company’s registration statement and reports and filings with the Securities and Exchange Commission. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update forward-looking statements.

CONTACT:	Quest Group International, Inc.
Dr. Harin Padma-Nathan
Telephone: (310) 247-3840
Email: hpn@insyght.com